Exhibit 10.1
THE LUBRIZOL CORPORATION 2005 STOCK INCENTIVE PLAN
(As Amended November 15, 2006)
Section 1. Purpose.
     The purposes of The Lubrizol Corporation 2005 Stock Incentive Plan are to encourage selected employees of The Lubrizol Corporation and its Subsidiaries and Outside Directors of the Company to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of shareholders, and to enhance the ability of the Company and its Subsidiaries to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.
Section 2. Definitions.
     As used in the Plan, the following terms have the meanings set forth below:
    (a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, or Stock Award granted pursuant to the provisions of the Plan.
    (b) “Award Agreement” means a written document evidencing any Award granted hereunder, signed by the Company and delivered to the Participant or Outside Director, as the case may be.
    (c) “Board” means the Board of Directors of the Company.
    (d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
    (e) “Committee” means a committee of not less than three (3) Outside Directors of the Board, each of whom must be a “disinterested person” within the meaning of Rule 16b-3(d)(3) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or statute.
    (f) “Company” means The Lubrizol Corporation.
    (g) “Employee” means any employee of the Company or of any Subsidiary.
    (h) “Fair Market Value” means the closing price of a Share on the New York Stock Exchange on the Grant Date (in the case of a Grant), or any other relevant date.
    (i) “Full-value Awards” means Awards that result in the Company transferring the full value of any underlying Share issued in the transaction. Full-value Awards will include all Restricted Stock Awards, performance shares, performance rights, Stock-settled SARs, and certain other stock based Awards.
    (j) “Grant Date” means the date on which the Board approves the grant of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Stock Award, and, with respect to a Restricted Stock Unit Award granted to an Outside Director, the date specified pursuant to Section 10 on which such Award is granted.
    (k) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422A of the Code or any successor provision thereto.
    (l) “Non-Statutory Stock Option” means an Option that is not intended to be an Incentive Stock Option.
    (m) “Option” means an option to purchase Shares granted hereunder.
    (n) “Option Price” means the purchase price of each Share under an Option.
    (o) “Outside Director” means a member of the Board who is not an employee of the Company or of any Subsidiary.
    (p) “Participant” means an Employee who is selected by the Committee to receive an Award under the Plan.
    (q) “Plan” means The Lubrizol Corporation 2005 Stock Incentive Plan.
    (r) “Restricted Stock Award” means an award of restricted Shares under Section 8 hereof.
    (s) “Restricted Stock Unit Award” means an award of restricted stock units under Section 10 hereof.
    (t) “Restriction Period” means the period of time specified in an Award Agreement during which the following conditions remain in effect: (i) certain restrictions on the sale or other disposition of Shares awarded under the Plan, (ii) subject to the terms of the applicable Award Agreement, the continued employment of the Participant, and (iii) other conditions forth in the applicable Award Agreement.
    (u) “Shareholders’ Meeting” means the annual meeting of shareholders of the Company in each year.
    (v) “Shares” means common shares without par value of the Company.
    (w) “Stock Appreciation Right” means the right to receive a payment in cash or in Shares, or in any combination thereof, from the Company equal to the excess of the Fair Market Value of a stated number of Shares at the exercise date over a fixed price for such Shares.
    (x) “Stock Award” means the grant of Shares under the Plan.

    (y) “Stock-settled SAR” means the grant of a Stock Appreciation Right whereby the appreciation of the underlying Shares (the value to the Employee from the exercise of any Stock Appreciation Right grant) is settled in Shares, either for the full number of Shares or the appreciation net of any tax obligation.
    (z) “Subsidiary” means a corporation which is at least 80% owned, directly or indirectly, by the Company.
    (aa) “Voting Stock” means the then-outstanding securities entitled to vote generally in the election of directors of the Company.
Section 3. Administration.
     The Plan is administered by the Committee. Members of the Committee are appointed by and serve at the pleasure of the Board, and may resign by written notice filed with the Chairman of the Board or the Secretary of the Company. A vacancy on the Committee will be filled by the appointment of a successor member by the Board. Subject to the express provisions of this Plan, the Committee has conclusive authority to select Employees to be Participants for Awards and determine the type and number of Awards to be granted, to construe and interpret the Plan, any Award granted hereunder, and any Award Agreement entered into hereunder, and to establish, amend, and rescind rules and regulations for the administration of this Plan and has additional authority as the Board may from time to time determine to be necessary or desirable. Notwithstanding the foregoing, the Committee does not have the discretion with respect to Restricted Stock Awards granted to Outside Directors pursuant to Section 10 as to prevent any Award granted under this Plan from meeting the requirements for exemption from Section 16(b) of the Exchange Act, as set forth in Rule 16b-3 thereunder or any successor rule or statute.
Section 4. Shares Subject to the Plan.
    (a) Subject to adjustment as provided in the Plan, the maximum number of shares as to which Awards may be granted under this Plan is 4,000,000 Shares, of which no more than 2,000,000 Shares can be settled as full-value Awards; provided, however, that no more than 500,000 Shares will be available for grant to any Participant during a calendar year. In addition to the stated maximums described above, this Plan provides the Committee with the flexibility to convert the Shares reserved solely for Options and the grant of Stock Appreciation Rights into “full value” awards (e.g., restricted stock, performance shares, etc.). Specifically:
      (i) For every Option or Stock Appreciation Right granted, the number of Shares available for grant shall be reduced by one Share for every one Share granted;
      (ii) For each of the first 2,000,000 Shares granted as Awards other than Options or the grant of a Stock Appreciation Right, the number of Shares available for grant shall be reduced by one Share for every one Share granted;
      (iii) For any Awards settled as a full-value Award in excess of the 2,000,000 Share limit, the number of Shares available for grant shall be reduced by three Shares for every one Share granted

For example, if we issue 2,000,000 Shares as performance shares prior to exhausting our pool of shares for Options, the Committee has the flexibility to convert a portion of the remaining options into other Award types, but it must be consistent with the 3-to-1 ratio described above.
    The Company believes this provision provides for the maximum equity plan design flexibility while continuing to protect the long-term interests of shareholders.
    (b) Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury shares. If: (i) any Shares subject to any Award granted hereunder are forfeited, (ii) any Award otherwise terminates without the issuance of Shares or payment of other consideration in lieu of Shares; (iii) Shares are used to pay the exercise price of an Option; or (iv) Shares are withheld from issuance to pay withholding taxes, the Shares subject to the Award, to the extent of any such forfeiture, termination or withholding, will not again be available for issuance under the Plan.
    (c) The number of Shares which remain available for issuance pursuant to this Plan, together with Shares subject to outstanding Awards, at the time of any change in the Company’s capitalization, including stock splits, stock dividends, mergers, reorganizations, consolidations, recapitalizations, or other changes in corporate structure will be appropriately and proportionately adjusted to reflect such change in capitalization.
Section 5. Eligibility.
     Any Employee is eligible to be selected as a Participant.
Section 6. Stock Options.
     Non-Statutory Stock Options and Incentive Stock Options may be granted hereunder to Participants either separately or in conjunction with other Awards granted under the Plan. Any Option granted to a Participant under the Plan will be evidenced by an Award Agreement in the form as the Committee may from time to time approve. Any Option will be subject to the following terms and conditions and to any additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee deems desirable.
    (a) Option Price. The purchase price per Share under an Option will be fixed by the Committee in its sole discretion; provided that the purchase price will not be less than one hundred percent (100%) of the Fair Market Value of the Share on the Grant Date of the Option. Payment of the Option Price may be made in cash, Shares, or a combination of cash and Shares, as provided in the Award Agreement relating thereto.
    (b) Option Period. The term of each Option will be fixed by the Committee in its sole discretion; provided that no Incentive Stock Option may be exercisable after the expiration of ten years from the Grant Date.
    (c) Exercise of Option. Options may be exercisable to the extent of fifty percent (50%) of the Shares subject thereto after one year from the Grant Date, seventy-five percent (75%) of such Shares after two years from the Grant Date, and one hundred percent (100%) of such Shares after three years from the Grant Date, subject to any provisions respecting the exercisability of Options that may be contained in an Award Agreement.
    (d) Incentive Stock Options. The aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company, of any parent corporation, or Subsidiary) will not exceed $100,000 or, if different, the maximum limitation in effect at the Grant Date under Section 422A of the Code, or any successor provision, and any regulations promulgated thereunder. The terms of any Incentive Stock Option granted hereunder will comply in all respects with the provisions of Section 422A of the Code, or any successor provision, and any regulations promulgated thereunder.
Section 7. Stock Appreciation Rights.
     Stock Appreciation Rights may be granted hereunder to Participants either separately or in conjunction with other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Any Stock Appreciation Right related to a Non-Statutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. Any Stock Appreciation Right related to an Option will be exercisable only to the extent the related Option is exercisable. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof terminates and is no longer exercisable upon the termination or exercise of the related Option. Similarly, upon exercise of a Stock Appreciation Right as to some or all of the Shares covered by a related Option, the related Option will be canceled automatically to the extent of the Stock Appreciation Rights exercised, and such Shares will not thereafter be eligible for grant under Section 4(a). The Committee may impose any conditions or restrictions on the exercise of any Stock Appreciation Right as it deems appropriate.
Section 8. Restricted Stock Awards.
    (a) Issuance. Restricted Stock Awards may be issued hereunder to Participants, either separately or in conjunction with other Awards granted under the Plan. Each Award under this Section 8 will be evidenced by an Award document from the Company which will specify the vesting schedule, any rights of acceleration and such other terms and conditions as the Board determines, which need not be the same with respect to each Participant.
    (b) Registration. Shares issued under this Section 8 will be evidenced by issuance of a stock certificate or certificates registered in the name of the Participant bearing the following legend and any other legend required by, or deemed appropriate under, any federal or state securities laws:

The sale or other transfer of the common shares represented by this certificate is subject to certain restrictions set forth in the Award document granted to ___(the registered owner) by The Lubrizol Corporation dated ___, under The Lubrizol Corporation 2005 Stock Incentive Plan. A copy of the Plan and Award document may be obtained from the Secretary of The Lubrizol Corporation.
Unless otherwise provided in the Award document from the Company, the certificates will be retained by the Company until the expiration of the Restriction Period. Upon the expiration of the Restriction Period, the Company will (i) have the legend removed from the certificates for the Shares to which a Participant is entitled in accordance with the Award document from the Company and (ii) release the Shares to the custody of the Participant.
    (c) Forfeiture. Except as otherwise determined by the Committee at the Grant Date, upon separation of service of the Participant for any reason during the Restriction Period, all Shares still subject to restriction will be forfeited by the Participant and retained by the Company; provided that in the event of a Participant’s retirement, permanent disability, death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to the Participant’s Shares. In such case, unrestricted Shares will be issued to the Participant at the time determined by the Committee.
    (d) Rights as Shareholders. At all times during the Restriction Period, Participants will be entitled to full voting rights with respect to all Shares awarded under this Section 8 and will be entitled to dividends with respect to the Shares.
Section 9. Stock Awards.
     Awards of Shares may be granted hereunder to Participants, either separately or in conjunction with other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee has the sole and complete authority to determine (i) the Employees to whom Awards will be granted, (ii) the time or times at which the Awards will be granted, (iii) the number of Shares to be granted pursuant to the Awards, and (iv) all other conditions of the Awards. Conditions may include issuance of Shares at the time of the Award is granted or issuance of Shares at a time or times subsequent to the time the Award is granted, which subsequent times may be specifically established by the Committee and/or may be determined by reference to the satisfaction of one or more performance measures specified by the Committee. The provisions of Stock Awards need not be the same with respect to each Participant.
Section 10. Outside Directors’ Restricted Stock Unit Awards.
    On the close of business on the date of each Annual Meeting of Shareholders, each Outside Director will automatically be granted a number of Restricted Stock Units equal to an amount calculated by dividing $60,000 by the Fair Market Value of a Share on the Grant Date, which will be subject to the following terms and conditions and to any additional terms and conditions, not inconsistent with the provisions of the Plan, as are contained in the applicable Award Agreement.

    (a) Vesting. Restricted Stock Unit Awards granted pursuant to this Section 10 will vest upon the earliest to occur of the following dates:
      (i) one year after the Grant Date;
      (ii) separation from service under a retirement plan or policy of the Company;
      (iii) death while serving as a director; or
      (iv) Change of Control pursuant to Section 11.
Section 11. Change in Control.
     Notwithstanding the provisions of Sections 6(c) and 10(a), outstanding Options will become 100% exercisable and any other outstanding Awards hereunder will become fully vested and without any restrictions upon the occurrence of any Change in Control (as hereafter defined) of the Company; except that no Option may be exercised prior to the end of six months from the Grant Date.
     Notwithstanding the provisions of Section 8 and the applicable Award Agreement, any outstanding Restricted Stock Awards will become fully vested and without any restrictions upon the occurrence of any Change in Control of the Company.
     For all purposes of the Plan, a “Change in Control” will occur if any of the following events occurs:
    (a) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction;
    (b) The Company sells all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;
    (c) There is a report filed on Schedule 13D or Schedule 14D-l (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13(d)(3) or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the Voting Stock;
    (d) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or
    (e) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this Section 11(e), each Director who is first elected, or first nominated for election by the Company’s stockholders, by a vote of at least two thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period.
     Notwithstanding the foregoing provisions of Section 11(c) or 11(d) hereof, unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” will not occur for purposes of the Plan solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities, or (iii) any employee stock ownership plan or any other employee benefit plan sponsored by the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-l, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.
Section 12. Amendments and Termination.
     The Board may, at any time, amend, alter or terminate the Plan, but no amendment, alteration, or termination may be made that would impair the rights of an Outside Director or Participant under an Award previously granted, without the Outside Director’s or Participant’s consent, or that without the approval of the shareholders would:
    (a) except as is provided in Sections 4(b) and 13(c) of the Plan, increase the total number of Shares which may be issued under the Plan;
    (b) change the class of employees eligible to participate in the Plan; or
    (c) materially increase the benefits accruing to Participants under the Plan;
so long as such approval is required by law or regulation; provided that, as long as required by law or regulation, the provisions of Section 10 hereof may not be amended or altered more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.
     The Committee may amend the terms of any Award heretofore granted (except, with respect to Restricted Stock Awards granted pursuant to Section 10 hereof, only to the extent not inconsistent with Rule 16b-3 under the Exchange Act or any successor rule or statute), prospectively or retroactively, but no such amendment may impair the rights of any Participant or Outside Director without his consent.

Section 13. General Provisions.
    (a) No Option or other Award may be assignable or transferable by a Participant or an Outside Director otherwise than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights may be exercised during the Participant’s lifetime only by the Participant, or, if permissible under applicable law, by the guardian or legal representative of the Participant.
    (b) The term of each Award will be for a period of months or years from its Grant Date as may be determined by the Committee or as set forth in the Plan; provided that in no event may the term of any Incentive Stock Option or any Stock Appreciation Right related to any Incentive Stock Option exceed a period of ten (10) years from the Grant Date.
    (c) In the event of a merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure such that Shares are changed into or become exchangeable for a larger or smaller number of Shares, thereafter the number of Shares subject to outstanding Awards granted to Participants and to any Shares subject to Awards to be granted to Participants pursuant to this Plan will be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Shares by reason of such change in corporate structure; provided, however, that the number of Shares will always be a whole number, and the purchase price per Share of any outstanding Options will, in the case of an increase in the number of Shares, be proportionately reduced, and, in the case of a decrease in the number of Shares, be proportionately increased. The above adjustment will also apply to any Shares subject to Restricted Stock Awards granted to Outside Directors pursuant to the provisions of Section 10.
    (d) No Employee may have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.
    (e) The prospective recipient of any Award under the Plan will not, with respect to the Award, be deemed to have become a Participant, or to have any rights with respect to the Award, until and unless the recipient complies with the then applicable terms and conditions.
    (f) All certificates for Shares delivered under the Plan pursuant to any Award will be subject to any stock-transfer orders and other restrictions as the Committee deems advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
    (g) Except as otherwise required in any applicable Award document or by the terms of the Plan, Participants will not be required, under the Plan, to make any payment other than the rendering of services.

    (h) The Company is authorized to withhold from any payment under the Plan, whether the payment is in Shares or cash, all withholding taxes due in respect of the payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.
    (i) Nothing contained in this Plan prevents the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
    (j) Nothing in the Plan interferes with or limits in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor does the Plan confer upon any Participant any right to continued employment with the Company or any Subsidiary.
Section 14. Effective Date of the Plan.
     The Plan will be effective upon adoption of the Plan by the Board of Directors of the Company. The Plan will be submitted to the shareholders of the Company for approval within one year after its adoption by the Board of Directors, and if the Plan is not approved by the shareholders, the Plan will be void and of no effect. Any Awards granted under the Plan prior to the date the Plan is submitted for approval by the shareholders will be void if the shareholders do not approve the Plan.
Section 15. Expiration of the Plan.
     Awards may be granted under this Plan at any time prior to April 1, 2010, on which date the Plan will expire but without affecting any outstanding awards.